Exhibit 99.3



   Certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 relating to Reports filed with the Securities and Exchange Commission by or on behalf of Ford Credit Auto Owner Trust 2005-A
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I, Neil M. Schloss, certify that:

1.  I have reviewed the following documents:

        a. All reports on Form 8-K containing distribution or servicing reports for Ford Credit Auto Owner Trust 2005-A filed by Ford Credit Auto Receivables Two LLC for the year ended December 31, 2005
            (the "8-K Reports"); and

        b. The annual report on Form 10-K for the year ended December 31, 2005 (the "Annual Report", together with the 8-K Reports, the "Reports") for Ford Credit Auto Owner Trust 2005-A to be filed by Ford Credit Auto Receivables Two LLC;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing or similar agreement, for inclusion in the Reports is included in the Reports;

4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing or similar agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the Reports, the servicer has fulfilled its obligations under that agreement; and

5. The Reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing or similar agreement, that is included in the Reports.

Date: March 13, 2006

                                    /s/ Neil M. Schloss
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                                    Neil M. Schloss
                                    Vice President and Assistant Treasurer
                                    Ford Motor Credit Company, as Servicer
                                    (Chief Servicing Officer)